                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY


================================================================================




                            SHAREHOLDERS AGREEMENT


                                     among


                               US UNWIRED INC.,

                            THE 1818 FUND III, L.P.

                                      and

                         THE SHAREHOLDERS NAMED HEREIN



                    _______________________________________

                         Dated as of: October 29, 1999

                    _______________________________________



================================================================================

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----
1.   Definitions..........................................................    1

2.   Tag Along Rights.....................................................    3
     2.1  Sales or Transfers by Principal Shareholders....................    3
     2.2  Offering Notice.................................................    3
     2.3  Tag Along Rights; Exercise......................................    4
     2.4  Transfers to Family Members.....................................    4

3.   Corporate Governance of the Company..................................    5
     3.1  Election of Directors; Number and Composition...................    5
     3.2  Removal of Purchaser Company Directors..........................    5
     3.3  Replacement of Directors........................................    5
     3.4  Company Action..................................................    6

4.   Miscellaneous........................................................    6
     4.1  Notices.........................................................    6
     4.2  FCC Requirements................................................    7
     4.3  Amendment and Waiver............................................    8
     4.4  Successors and Assigns..........................................    8
     4.5  Counterparts....................................................    8
     4.6  Specific Performance............................................    8
     4.7  Headings........................................................    9
     4.8  Governing Law...................................................    9
     4.9  Jurisdiction....................................................    9
     4.10 Severability....................................................    9
     4.11 Rules of Construction...........................................    9
     4.12 Entire Agreement................................................   10
     4.13 Further Assurances..............................................   10

                            SHAREHOLDERS AGREEMENT


          SHAREHOLDERS AGREEMENT, dated as of October 29, 1999 (this

"Agreement"), by and among US Unwired Inc., a Louisiana corporation (the
 ---------
"Company"), The 1818 Fund III, L.P., a Delaware limited partnership (the
--------
"Purchaser"), and the shareholders of the Company listed on the signature pages
----------
hereto.

          WHEREAS, pursuant to a Securities Purchase Agreement, dated as of October __, 1999 (the "Securities Purchase Agreement"), by and among the Company
                       -----------------------------
and the Purchaser, the Company has agreed to issue and sell to the Purchaser 500,000 shares of the Company's Senior Redeemable Convertible Preferred Stock, Series A, no par value (the "Preferred Stock"); and
                             ---------------

          WHEREAS, the parties hereto wish to provide for, among other things, tag along rights, corporate governance rights and certain other rights and obligations with respect to the Company and the other parties hereto.

          NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the adequacy of which are hereby acknowledged, the parties hereto agree as follows:

          1.  Definitions.  As used in this Agreement, the following terms
              -----------
shall have the meanings set forth below:

          "Affiliate" shall have the meaning ascribed to such term in Rule 12b-2
           ---------
of the General Rules and Regulations under the Exchange Act.

          "Board" has the meaning set forth in Section 3.1.
           -----

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
legal holiday on which commercial banks in the City of New York, New York are authorized or required by law or executive order to close.

          "Class A Common Stock" means the Class A common stock, par value $.01
           --------------------
per share, of the Company.

          "Class B Common Stock" means the Class B common stock, par value $.01
           --------------------
per share, of the Company.

          "Company" has the meaning set forth in the recitals to this Agreement.
           -------

          "Common Stock" means the Class A Common Stock, the Class B Common
           ------------
Stock or any other capital stock of the Company into which such stock is reclassified or reconstituted and any other common stock of the Company.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "Family Members" has the meaning set forth in Section 2.4.
           --------------

          "FCC" means the Federal Communications Commission.
           ---

          "Offered Securities" has the meaning set forth in Section 2.2.
           ------------------

          "Offering Notice" has the meaning set forth in Section 2.2.
           ---------------

          "Person" means any individual, corporation, partnership, limited
           ------
liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental authority or other entity.

          "Preferred Stock" has the meaning set forth in the recitals to this
           ---------------
Agreement.

          "Principal Shareholders" means any one or more of William L. Henning
           ----------------------
Sr., William L. Henning Jr., John A. Henning and Thomas G. Henning and their respective heirs and any trust, corporation, partnership or limited liability company, all of the beneficial ownership interests in which shall be held by any of the foregoing.

          "Purchaser" has the meaning set forth in the recitals to this
           ---------
Agreement.

          "Purchasing Company Director(s)" has the meaning set forth in Section
           ------------------------------
3.1.

          "Restricted Period"  has the meaning set forth in Section 4.2(b).
           -----------------

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Securities Purchase Agreement" has the meaning set forth in the
           -----------------------------
recitals to this Agreement.

          "Selling Stockholder" has the meaning set forth in Section 2.1.
           -------------------

          "Shareholders" means the Principal Shareholders and the Purchaser and
           ------------
any transferee thereof who has agreed to be bound by the terms and conditions of this Agreement.

          "Shareholders Meeting" has the meaning set forth in Section 3.1.
           --------------------

          "Tag-Along Rightholder" means the Purchaser.
           ---------------------

          "Third Party Purchaser" has the meaning set forth in Section 2.1.
           ---------------------

          "Written Consent" has the meaning set forth in Section 3.1.
           ---------------

          2.  Tag Along Rights.
              ----------------

              2.1   Sales or Transfers by Principal Shareholders.  If any of the
                    --------------------------------------------
Principal Shareholders (a "Selling Shareholder"), at any time or from time to
                           -------------------
time, proposes or agrees to sell or transfer all or any portion of its or his shares of Common Stock to any Person (a "Third Party Purchaser"), the Tag-Along
                                         ---------------------
Rightholder shall have the right to sell to such Third Party Purchaser, upon the terms set forth in the Offering Notice, that number of shares of Common Stock held by, or issuable upon conversion of shares of Preferred Stock to, the Tag-Along Rightholder equal to that percentage of the Offered Securities determined by dividing (i) the total number of shares of Common Stock held by, or issuable upon conversion of shares of Preferred Stock to, the Tag-Along Rightholder by
(ii) the total number of shares of Common Stock held by such Selling Shareholder plus the total number of shares of Common Stock held by, or issuable upon conversion of shares of Preferred Stock to, the Tag-Along Rightholder; provided,
                                                                       --------
however, that the provisions of this Section 2.1 shall not apply to a proposed
-------
sale or transfer of any shares of Common Stock by a Selling Shareholder unless
(x) the sum of such shares plus all other shares of Common Stock sold or transferred by any of the Principal Shareholders during the period from the date hereof to the date of such proposed sale or transfer is equal to or greater than twenty percent (20%) of the total number of shares of Common Stock held by the Principal Shareholders (as a group) on the date hereof, and (y) the Purchaser and its Affiliates, in the aggregate, hold at least five percent (5%) of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock (whether or not the shares of Preferred Stock have been converted) as of the date of such proposed sale or transfer. The Selling Shareholder and the Tag-Along Rightholder shall effect the sale of the Offered Securities and the Tag-Along Rightholder shall have the right to include in the Offered Securities that number of shares of Common Stock determined in accordance with the previous sentence with respect to the Tag-Along Rightholder, and the number of Offered Securities to be sold to the Third Party Purchaser by the Selling Shareholder shall be reduced accordingly. This Article shall not apply to sales of Common Stock made (i) pursuant to Rule 144 promulgated under the Securities Act, or (ii) pursuant to an effective registration statement under the Securities Act.

              2.2   Offering Notice.  At least twenty (20) days prior to the
                    ---------------
consummation of a proposed sale or transfer by a Selling Shareholder which gives rise to the rights of the Tag-Along Rightholder as set forth in Section 2.1, each Selling Shareholder shall give notice (an "Offering Notice") to the Tag-
                                                ---------------
Along Rightholder of each such proposed sale.  The Offering Notice shall state
(a) the name of such Selling Shareholder, (b) the number of shares of Common Stock proposed to be sold or transferred (the "Offered Securities"), (c) the
                                               ------------------
name and address of the proposed Third Party Purchaser, (d) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party Purchaser, (e) the percent of shares of Common Stock that the Tag-Along Rightholder may sell to such Third Party Purchaser (determined in accordance with Section 2.1), and (f) a representation that the Third Party Purchaser has been informed of the "tag-along" rights provided for in this
Article 2 and has agreed to purchase the shares of Common Stock in accordance with the terms hereof. If requested by the Tag-Along Rightholder, such Selling Shareholder shall, promptly upon receipt of such request, provide to the Tag-Along Rightholder copies of the agreements or documents pursuant to which such proposed sale is being effected.

              2.3   Tag Along Rights; Exercise. In order to exercise its right
                    --------------------------
to sell shares of Common Stock to a Third Party Purchaser pursuant to this
Article 2, the Tag-Along Rightholder must agree to make substantially the same representations and warranties with respect to the ownership of the securities to be sold by it as the Selling Shareholder agrees to make in connection with the proposed sale by it of Offered Securities to a Third Party Purchaser. The "tag-along" rights provided by this Article 2 must be exercised by the Tag-Along Rightholder within ten (10) days following receipt of the Offering Notice, by delivery of a written notice to such Selling Shareholder indicating the Tag-Along Rightholder's wish to exercise its "tag-along" rights and specifying the number of shares of Common Stock (up to the maximum number of shares of Common Stock that the Tag-Along Rightholder has "tag-along" rights to sell to the Third Party Purchaser pursuant to Section 2.1) it wishes to sell. The failure of the Tag-Along Rightholder to respond within such 10-day period shall be deemed to be a waiver of the Tag-Along Rightholder's rights under this Article 2 with respect to such Offering Notice. If the Tag-Along Rightholder has properly exercised its rights under this Article 2 and a Third Party Purchaser fails to purchase shares of Common Stock from the Tag-Along Rightholder, then none of the Selling Shareholders shall be permitted to consummate the proposed sale or transfer of the Offered Securities, and any such attempted sale or transfer shall be null and void and the Company shall not register any such sale or transfer.

              2.4   Transfers to Family Members.  Notwithstanding anything to
                    ---------------------------
the contrary contained in this Agreement, at any time, each of the Principal Shareholders may transfer all or a portion of its or his shares of Common Stock to or among (i) the other Principal Shareholders; (ii) a member of the Principal Shareholder's immediate family, which shall include his spouse, siblings, children, grandchildren, nieces or nephews ("Family Members"); or (iii) a trust,
                                             --------------
corporation, partnership or limited liability company, all of the beneficial interests in which shall be held by the Principal Shareholder or one or more Family Members of the Principal Shareholder or which would otherwise be an Affiliate of the Principal Shareholder; provided, however, that during the
                                        --------  -------
period that any trust, corporation, partnership or limited liability company holds any right, title or interest in any shares of Common Stock, no Person other than the Principal Shareholder or one or more Family Members of the Principal Shareholder may be or become beneficiaries, Shareholders, limited or general partners or members of such trust, corporation, partnership or limited liability company.

              3.    Corporate Governance of the Company.
                    -----------------------------------

                    3.1   Election of Directors; Number and Composition.  Each
                          ---------------------------------------------
Shareholder shall vote its or his shares of Common Stock or Preferred Stock at any regular or special meeting of the Company (a "Shareholders Meeting"), or in
                                                  --------------------
any written consent executed in lieu of such a meeting of shareholders of the Company (a "Written Consent"), and shall take all other reasonable actions
            ---------------
necessary, to ensure that the number of directors constituting the entire Board of Directors of the Company (the "Board") shall be not greater than 7. So long
                                  -----
as the Purchaser and its Affiliates hold, in the aggregate, at least 50% of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock (whether or not the shares of Preferred Stock have been converted), each Shareholder shall vote its shares at any Shareholders Meeting called for the purpose of filling positions on the Board or in any Written Consent executed for such purpose, and with respect to such shares take all other reasonable actions necessary, to ensure the election to the Board of two (2) individuals designated by the Purchaser (each a "Purchaser Company Director" and together, the
                          --------------------------
"Purchaser Company Directors").  So long as the Purchaser and its Affiliates
----------------------------
hold, in the aggregate, at least 25% of the shares of Common Stock issued or issuable upon conversion of the Preferred Stock (whether or not the shares of Preferred Stock have been converted), each Shareholder shall vote its shares at any Shareholders Meeting called for the purpose of filing positions on the Board or in any Written Consent executed for such purpose, and shall take all other action reasonably necessary, to ensure the election to the Board of one (1) Purchaser Company Director. One Purchaser Company Director shall have the right to serve in any committee formed by the Board.

                    3.2   Removal of Purchaser Company Directors. If, at any
                          --------------------------------------
time, the Purchaser notifies the other Shareholders of its wish to remove for any reason

(or no reason) any Purchaser Company Director, then each Shareholder shall vote all of its or his shares of Common Stock or Preferred Stock, and take all other reasonable actions necessary, to ensure the removal of such Purchaser Company Director.

              3.3   Replacement of Directors.  If, at any time, a vacancy is
                    ------------------------
created on the Board by reason of the incapacity, death, removal or resignation of any Purchaser Company Director, then the Purchaser shall designate an individual who shall be elected to fill such vacancy until the next Shareholders Meeting. Upon receipt of notice of the designation of a nominee, each Shareholder shall, as soon as practicable after the date of such notice, take action, including the voting of its or his shares of Common Stock or Preferred Stock, to elect the director designated by the Purchaser to fill such vacancy.

              3.4   Company Actions.  The Company shall cause any Purchaser
                    ---------------
Company Director to be included in the slate of nominees recommended by the Board to the Company's shareholders for election as directors, and the Company shall use its best efforts to cause the election of such nominee, including voting all shares for which the Company holds proxies (unless otherwise directed by the shareholder submitting such proxy) or is otherwise entitled to vote, in favor of the election of such person. If, at any time, a vacancy is created on the Board by reason of the incapacity, death, removal or resignation of any Purchaser Company Director, the Company shall take all action necessary to cause the election of the individual designated by the Purchaser to fill such vacancy.

         4.   Miscellaneous.
              -------------

              4.1   Notices.  All notices, demands and other communications
                    -------
provided for or permitted hereunder shall be made in writing and shall be by registered or certified first-class mail, return receipt requested, telecopier, courier services or personal delivery to the following addresses, or to such other addresses as shall be designated from time to time by a party in accordance with this Section 4.1:

                    (a)  if to the Purchaser:

                         The 1818 Fund III, L.P.
                         c/o Brown Brothers Harriman & Co.
                         59 Wall Street
                         New York, New York 10005
                         Attention: Lawrence C. Tucker
                         Telecopier No.:  (212) 493-8429
                         with a copy to:

                         Paul, Weiss, Rifkind, Wharton & Garrison
                         1285 Avenue of the Americas
                         New York, New York 10019-6064
                         Attention:  Marilyn Sobel, Esq.
                         Telecopier No.:  (212) 757-3990

                    (b)  if to the Company:

                         US Unwired Inc.
                         Hibernia Tower
                         One Lakeshore Drive
                         Suite 1900
                         Lake Chambers, LA 70629
                         Telecopier No.: (318) 497-3197
                         Attention: William Henning, Jr.

                         with a copy to:

                         Thomas G. Henning
                         Post Office Box 3709
                         Lake Charles, Louisiana 70602
                         Telecopier No.: (318) 497-3479

                    (c) If to the Shareholders, at the address of each such Shareholder on the books and records of the Company.

          All such notices and communications shall be deemed to have been duly given: (i) when delivered by hand, if personally delivered; (ii) the next Business Day, if delivered by commercial overnight courier service; (iii) five Business Days after being deposited in the mail, postage prepaid, if mailed; and
(iv) when receipt is acknowledged (or if not a Business Day, then the next Business Day), if telecopied.

                4.2 FCC Requirements.
                    ----------------

                    (a) The Company, through its subsidiaries, holds certain of its FCC licenses pursuant to the FCC's rules, which provide certain benefits to a licensee that qualifies as a "Designated Entity". In addition, the Company may wish to bid in future FCC auctions for a spectrum made available to Designated Entities or otherwise acquire licenses or rights to manage Designated Entity licenses. In order to continue to qualify as a Designated Entity for licenses currently held and to remain eligible for preferences afforded Designated Entities in future actions, the FCC requires that (i) the Principal Shareholders collectively own greater than 50% of the equity of the Company, determined on a fully-diluted basis, and (ii) the Principal Shareholders exercise de jure and de facto control of the Company.

                    (b) During the time that the FCC requires the Company to maintain its eligibility to be a Designated Entity (the "Restricted Period"),
                                                         -----------------
the Company and the Shareholders shall take no action, nor permit any action to be taken, including the sale or other encumbrance of capital stock, which would cause the company to lose its eligibility to hold licenses as a Designated Entity, unless such actions is approved by a two thirds vote of the Shareholders. During the Restricted Period, the Principal Shareholders shall retain de jure and de facto control of the Company.

                    (c) The Principal Shareholders shall exercise unfettered control over the day-to-day management of the Company's business. A Shareholder's right to transfer any of its Shares may be subject to obtaining prior FCC or other regulatory approval, and shall be void, ab initio, if such transfer would violate the Communications Act of 1934, as amended by the Telecommunications Act of 1996, as amended, or any applicable FCC regulations, or cause the company to lose its eligibility to hold licenses as a Designated Entity, and such violation or loss of eligibility cannot be cured. The transferring Shareholder shall bear all expenses associated with obtaining any necessary regulatory approvals and curing any violations.

               4.3  Amendment and Waiver.
                    --------------------

                    (a) No failure or delay on the part of any party hereto, in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                    (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement and any consent to any departure by the Company or any Shareholder from the terms of any provision of this Agreement, shall be effective (i) only if it is made or given in writing and signed by the party requesting such amendment or waiver and holders of at least a majority of the shares of Preferred Stock, and (ii) only in the specific instance and for the specific purpose for which made or given.

               4.4  Successors and Assigns.  This Agreement can not be assigned
                    ----------------------
but shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, legatees and legal representatives.

               4.5  Counterparts.  This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

               4.6  Specific Performance.  The parties hereto intend that each
                    --------------------
of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party's obligations hereunder. Therefore, if any party shall institute any action or proceeding to enforce the provisions hereof, any party against whom such action or proceeding is brought hereby waives any claim or defense therein that the plaintiff party has an adequate remedy at law.

               4.7  Headings.  The headings in this Agreement are for
                    --------
convenience of reference only and shall not limit or otherwise affect the meaning hereof.

               4.8  Governing Law.  This Agreement shall be governed by and
                    -------------
construed in accordance with the laws of the State of Louisiana, without regard to principles of conflicts of law.

               4.9  Jurisdiction.  Each party to this Agreement hereby
                    ------------
irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby may be brought exclusively in the courts of the State of Delaware or of the United States of America for the District of Delaware and hereby expressly submits to the exclusive personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts pursuant to a contractual provision in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth in Section 4.1, such service to become effective ten (10) days after such mailing. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HEREBY WAIVES, AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR ANY FUNDAMENTAL DOCUMENT, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING OR WHETHER IN CONTRACT OR TORT OR OTHERWISE.

               4.10 Severability.  In the event that any one or more of the
                    ------------
provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

               4.11 Rules of Construction.  Unless the context otherwise
                    ---------------------
requires, "or" is not exclusive, and references to Articles, Sections or Subsections refer to Articles, Sections or Subsections of this Agreement.

               4.12 Entire Agreement.  This Agreement, together with the
                    ----------------
exhibits and schedules hereto, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings between the parties with respect to such subject matter.

               4.13 Further Assurances.  Each of the parties shall, and shall
                    ------------------
cause their respective Affiliates to, execute such instruments and take such action as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers or partners hereunto duly authorized as of the date first above written.


                                        US UNWIRED INC.


                                        By: /s/ Robert Piper
                                          ---------------------------------
                                        Name: Robert Piper
                                        Title: President


                                        THE 1818 FUND III, L.P.

                                        By:  Brown Brothers Harriman & Co.,
                                             its General Partner


                                        By: /s/ Lawrence C. Tucker
                                          ----------------------------------
                                        Name: Lawrence C. Tucker
                                        Title: Partner Brown Brothers
                                                Harriman & Co.


                                        Name:  /s/ William L. Henning Sr
                                             ------------------------------
                                             William L. Henning. Sr.


                                        Name:  /s/ William L. Henning Jr.
                                             ------------------------------
                                             William L. Henning Jr.


                                        Name:  /s/ John A. Henning
                                             ------------------------------
                                             John A. Henning


                                        Name:  /s/ Thomas G. Henning
                                             ------------------------------
                                             Thomas G. Henning